Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor/Media Contact:
Stephen Anderson - 336-436-5274
Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LABCORP ANNOUNCES NEW BOARD MEMBER
Richelle Parham Named to the Board of Directors Effective February 8, 2016
Burlington, NC, January 7, 2016 - Laboratory Corporation of America® Holdings (LabCorp®) (NYSE:LH) today announced that Richelle Parham has been appointed to its Board of Directors, effective February 8, 2016.

“We are delighted that Richelle has accepted our invitation to join the LabCorp Board of Directors,” said David P. King, chairman and chief executive officer. “Richelle’s experience leading global branding and marketing, as well as her expertise in understanding consumers and the consumer decision journey are added perspectives for LabCorp’s Board. We look forward to her contributions as we continue to build on LabCorp’s outstanding performance in 2015 and execute on our strategy to improve health and improve lives.”

Ms. Parham has more than 20 years of experience at such companies as eBay, Visa, Digitas and Citibank, leading end-to-end marketing efforts including brand, performance and loyalty marketing. Ms. Parham was most recently the Chief Marketing Officer of eBay, and prior to that she served in senior marketing roles with Visa Inc. and Digitas, Inc., a world leading marketing agency. Ms. Parham was named to the Forbes 2014 “50 Most Influential CMOs in the World” and Fast Company’s “Most Creative People in Business 1000.” Ms. Parham is a member of the Board of Directors of Scripps Network Interactive Inc., and a member of the Drexel University Board of Trustees. She holds double Bachelor of Science degrees in Business Administration and Design Arts from Drexel University.

About LabCorp®
Laboratory Corporation of America® Holdings, an S&P 500 company, is the world’s leading healthcare diagnostics company, providing comprehensive clinical laboratory services through LabCorp Diagnostics, and end-to-end drug development support through Covance Drug Development. LabCorp is a pioneer in commercializing new diagnostic technologies and is improving people’s health by delivering the combination of world-class diagnostics, drug development and knowledge services. With combined revenue pro forma for the acquisition of Covance in excess of $8.5 billion in 2014 and more than 48,000 employees in over 60 countries, LabCorp offers innovative solutions to healthcare stakeholders. LabCorp clients include physicians, patients and consumers, biopharmaceutical companies, government agencies, managed care organizations, hospitals, and clinical labs. To learn more about Covance Drug Development, visit www.covance.com. To learn more about LabCorp and LabCorp Diagnostics, visit www.labcorp.com.

This press release contains forward-looking statements including with respect to estimated 2015 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, adverse actions of governmental and other third-party payers and the results from the Company’s acquisition of Covance. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2014, and the Company’s Form 10-Q for the quarter ended September 30, 2015, including in each case under the heading risk factors, and in the Company’s other filings with the SEC, as well as in the risk factors included in Covance’s filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2014, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.